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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Aldabra Acquisition Corporation Registration Statement on Form S-4 of our report dated August 4, 2006 relating to the consolidated financial statements of GLDD Acquisition Corp. and Subsidiaries as of and for the years ended December 31, 2005 and 2004 (successor company) and the consolidated financial statements of Great Lakes Dredge & Dock Corporation and Subsidiaries for the year ended December 31, 2003 (predecessor company) appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
August 22, 2006

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM